UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

Universal Logistics Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	0-51142	38-3640097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12755 E. Nine Mile Road
Warren, Michigan		48089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 586 920-0100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ULH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K of Universal Logistics Holdings, Inc. (the "Company") filed on October 23, 2025 (the "Original Report") is being filed solely to update the disclosure under Item 2.06 to include the determination of the amount of the material impairment charges previously disclosed in the Original Report. In addition, this Amendment includes disclosure under Item 2.02 of the Company's earnings release for the quarter ended September 27, 2025 and disclosure under Item 7.01 of the declaration of a cash dividend. Except as described herein, this Amendment does not modify or update any other disclosures contained in the Original Report.

Item 2.02 Results of Operations and Financial Condition.

On November 6, 2025, the Company issued a press release announcing its financial results for the quarter ended September 27, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein by reference. The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 2.06 Material Impairments.

As previously reported, on October 23, 2025, the Company filed a Current Report on Form 8-K under Item 2.06 to disclose that, in connection with the preparation of its financial statements for the quarter ended September 27, 2025, the Company had determined that it would record a material non-cash impairment charge related to certain intangible assets associated with its intermodal segment. At the time of the initial filing, the amount of the impairment charge had not yet been determined.

The Company has now completed its evaluation and determined that the total impairment charges to be recognized in the third quarter of 2025 are $81.2 million, consisting of a $58.0 million impairment of goodwill and a $23.2 million impairment of previously acquired customer lists. These impairment charges will be reflected in the Company’s consolidated financial statements for the quarter ended September 27, 2025 and will be recognized as adjustments in certain non-GAAP financial measures disclosed by the Company in its earnings release for that period. Refer to the “Non-GAAP Measures” section in that release for a reconciliation of such non-GAAP measures to the most directly comparable GAAP measures.

It is reasonably possible that the Company may recognize additional future material cash or non-cash charges related to its operations that could adversely affect its results of operations and cash flows in the periods in which they are recognized.

Item 7.01 Regulation FD Disclosure.

On November 6, 2025, the Company issued a press release announcing that the Company’s board of directors declared a cash dividend of $0.105 per share of common stock. The dividend is payable on January 2, 2026 to stockholders of record on December 1, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K/A and is incorporated herein by reference. The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Cautionary Statement Regarding Forward-Looking Information

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations concerning potential future impairment charges and their impact on its financial condition and results of operations. Forward-looking statements are based on current expectations and involve inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Factors that could cause such differences include, among others, changes in economic conditions, market demand, operating performance, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements contained in this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated November 6, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date:	November 6, 2025	By:	/s/ Steven Fitzpatrick
Steven Fitzpatrick Secretary